SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant[ ]

Check the appropriate box:
[X]   Preliminary proxy statement            [ ]   Confidential, for use of the
[ ]   Definitive proxy statement                   Commission only (as permitted
[ ]   Definitive additional materials              by Rule 14a-6(e)(2))
[ ]   Soliciting material pursuant to Rule
       14a-11(c) or Rule 14a-12

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

       [X] No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------


       [ ] Fee paid previously with preliminary materials:    N/A

       [ ] Check box if any part of the fee is offset as  provided  by  Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

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       (2) Form, schedule or registration statement no.:

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       (3) Filing party:

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       (4) Date filed:

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* Set forth the amount on which the filing  fee is  calculated  and state how it was determined.

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                          317 Madison Avenue, Suite 807
                            New York, New York 10017

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 29, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Global Telecommunication Solutions, Inc. ("Company"), will be held at The Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017, on Thursday, June 29, 2000, at 10:30 a.m. New York time, for the following purposes, all as more fully described in the attached Proxy Statement:

         (i) To elect two Class II Directors, each to serve for the ensuing two-year period ending in 2002 and until his respective successor is elected and qualified and one Class III Director to serve for the ensuing three year period ending in 2003 and until his successor is elected and qualified;

         (ii) To approve an amendment to the Company's 1994 Performance Equity Plan ("1994 Plan") to increase the number of shares of Common Stock available for issuance upon exercise of options and other awards granted or which may be granted thereunder from 1,500,000 shares to 3,500,000 shares;

         (iii) To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from Global Telecommunication Solutions, Inc. to Global iTechnology, Inc.; and

         (iv) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         The Board of Directors has fixed the close of business on May 26, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Annual Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Annual Meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the Annual Meeting and your cooperation in this respect is appreciated. You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the Annual Meeting.

                                              By Order of the Board of Directors


                                              David S. Tobin
                                              Secretary

New York, New York
June 1, 2000

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                           -------------------------
                                 PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 29, 2000

         This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Global Telecommunication Solutions, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Roosevelt Hotel, Madison Avenue at 45th, New York, New York 10017, on Thursday, June 29, 2000, at 10:30 a.m. New York time, and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted "FOR" the election of the nominees below under Proposal I, "FOR" the approval of the amendment to the 1994 Performance Equity Plan ("1994 Plan") as described below under Proposal II, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from Global Telecommunication Solutions, Inc. to Global iTechnology, Inc., and, in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof.

         The Company's executive offices are located at 317 Madison Avenue, Suite 807, New York, New York 10017. On or about June 1, 2000, this Proxy Statement and the accompanying form of proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, are to be mailed to each stockholder of record at the close of business on May 26, 2000.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 26, 2000 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of May 12, 2000, the Company had issued and outstanding 15,511,841 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the highest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote), will not be counted in such nominee's favor. The proposal to amend the Company's Certificate of Incorporation to change its name to Global iTechnology, Inc. requires the affirmation vote of a majority of the shares of Common Stock outstanding on the record date. Therefore, abstentions and broker non-votes will have the same effect as if they were voted against the amendment. All other matters to be voted on, including the amendment to the 1994 Plan, will be decided by the affirmative vote of a majority of the shares present or represented at the

Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 12, 2000, with respect to (1) those persons or groups known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each Named Executive Officer and (4) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. Under this rule, a person is deemed to own beneficially the number of shares issuable upon exercise of options, warrants or convertible securities it holds that are exercisable within 60 days from May 12, 2000. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 12, 2000 have been exercised.

                                                      Shares
                                                   Beneficially
Name and Address of Beneficial Owner                  Owned            Percent

Shelly Finkel                                        770,873(1)          4.7%
      c/o Shelly Finkel Management, Inc.
      60 East 42nd Street, Suite 464
      New York, New York 10165

Randolph Cherkas                                   1,130,770(2)          6.8%
      c/o GTS Prepaid, Inc.
      10 Stow Road, Suite 200
      Marlton, New Jersey 08053

Donald L. Ptalis                                     102,614(3)           *
      16 Ross Avenue
      Emerson, New Jersey 07630

Alan W. Kaufman                                       35,005(4)           *
      1150 Park Avenue #9A
      New York, New York 10177

Jack N. Tobin                                         30,002(5)           *
     c/o Jack Tobin & Associates
     330 University Drive, Suite 689
     Coral Springs, Florida 33065

Cory Eisner                                           67,939(6)           *
     c/o Enticent.com, Inc.
     233 7th Street
     Garden City, New York

Gary Liguori                                         116,230(7)           *
      c/o GTS Prepaid, Inc.
      10 Stow Road, Suite 200
      Marlton, New Jersey 08053

James Franklin                                        48,433(8)           *
      c/o Enticent.com, Inc.
      700 East Tahquitz Canyon Way
      Palm Springs, CA  92262

Paul A. Silverstein                                  295,000(9)          1.9%
      c/o Global Telecommunication Solutions, Inc.
      317 Madison Avenue, Suite 807
      New York, NY  10017

All executive officers and                         1,554,494(10)         9.1%
directors as a group
 (6 persons)

* Less than 1%.

(1) Includes 262,336 shares underlying currently exercisable options. Excludes 27,000 shares underlying options, 7,000 of which become exercisable in December 2000, 10,000 of which become exercisable in January 2001 and 5,000 of which become exercisable in each of September 2000 and 2001.

(2) Includes 92,333 shares underlying currently exercisable options. Excludes 33,667 shares underlying options, 7,000 of which become exercisable in December 2000, 10,000 of which become exercisable in January 2001, and 8,333 of which become exercisable in each of September 2000 and 2001.

(3)  Includes 40,001 shares underlying currently exercisable options.

(4)  Includes 33,336 shares underlying currently exercisable options.

(5)  Represents shares underlying currently exercisable options.

(6)  Includes 65,969 shares underlying currently exercisable options.

(7) Includes 33,999 shares underlying currently exercisable options. Excludes 12,000 shares underlying options, 6,000 of which become exercisable in each of August 2000 and 2001.

(8)  Represent shares underlying currently exercisable options.

(9)  Includes 250,000 shares underlying currently exercisable options.

(10) Includes those shares deemed to be included in the respective beneficial ownership of Messrs. Finkel, Ptalis, Kaufman, Jack Tobin and Silverstein as described in notes 1, 3, 4, 5 and 9 above and another officer. Does not include shares beneficially owned by Messrs. Cherkas, Eisner, Liguori and Franklin, each of whom are no longer employees of the Company.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater-than-ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 1999, such persons complied with all Section 16(a) filing requirements.

                        PROPOSAL I: ELECTION OF DIRECTORS

         The Board is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors (Class I Directors), currently consisting of Shelly Finkel and Paul A. Silverstein, will expire at the annual meeting of stockholders to be held in 2001; the term of the second class of directors (Class II Directors), currently consisting of Alan W. Kaufman and Donald L. Ptalis, will expire at the Annual Meeting; and the term of the third class of directors (Class III Directors), currently consisting of Jack N. Tobin, will expire at the Annual Meeting. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified. More than one class of directors' term expires at the Annual Meeting because the Company did not have an annual meeting in 1999. Executive officers serve at the discretion of the Board.

Information About the Nominees

         Two persons will be elected at the Annual Meeting to serve as Class II Directors for a term of two years ending at the Company's annual meeting to be held in 2002. The Board has nominated Alan W. Kaufman and Donald L. Ptalis as candidates for election. One person will be elected at the Annual Meeting to serve as a Class III Director for a term of three years ending at the Company's annual meeting to be held in 2003. The Board has nominated Jack N. Tobin as candidate for re-election. Unless authority is withheld, the proxies solicited by the Board will be voted "FOR" the election of these nominees. In case any of these nominees becomes unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

         Class II Directors

         Donald L. Ptalis, 57, has been a director of the Company since March 1996. From December 1998 to May 1999, Mr. Ptalis served as the Company's Director of Strategic Development. From April 1997 to the present Mr. Ptalis has served as President of PCI, Inc., a computer consulting company that he founded. From January 1995 to April 1997, Mr. Ptalis was the President of Masque Sound & Recording Corp., a sound equipment rental company. From June 1993 to December 1995, Mr. Ptalis managed his personal investments. From 1987 to June 1993, Mr. Ptalis was the President and Chief Executive Officer of Desks Inc., an office furniture supply company.

         Alan W. Kaufman, 62, has been a director of the Company since November 1994. Mr. Kaufman has been a director since August 1997 and Chairman of the
Board since May 1998 of QueryObject Systems Corporation ("QueryObject"), a developer and marketer of business intelligence software. Mr. Kaufman served as Chief Executive Officer of QueryObject from October 1997 to December 1998. From April 1986 to December 1996, Mr. Kaufman held various positions, including Vice President of Marketing and Vice President of Sales and Marketing, and most recently Executive Vice President of Sales, at Cheyenne Software, Inc. Mr.
Kaufman  was  the  founding   President  of  the  New  York  Software   Industry
Association.

         Class III Directors

         Jack N. Tobin, 58, has been a director of the Company since March 1996. Since March 1989, Mr. Tobin has been the President of Jack Tobin & Associates, Inc., a marketing, public relations and lobbying firm that he founded. From November 1982 to November 1998, Mr. Tobin served as a member of the State of Florida House of Representatives. As a member of the House of Representatives, Mr. Tobin served as the Chairman of the Health and Rehabilitative Services, Science Industry and Technologies and Business and Professional Regulation committees. From November 1989 to November 1996, Mr. Tobin chaired the full committee or subcommittee that regulates telecommunications companies operating within the state.

         According to the Company's by-laws, vacancies created by resignation may be filled by a majority of directors then in office. There are presently no proposals to fill the vacancy in Class III due to the resignation of Randolph Cherkas.

Information About the Other Directors and Executive Officers

         Class I Directors

         Shelly Finkel, 54, has been employed by the Company as Chairman of the Board since April 1993 and was the Chief Executive Officer of the Company from April 1993 through March 1995. Mr. Finkel has been active in the promotional field since June 1965 and has been the President of Shelly Finkel Management, Inc., a New York-based personal management firm, since 1980.

         Paul A. Silverstein, 39, has been a consultant to the Company since April 1999, became a full time employee of an affiliate late in 1999 and from May 2000 has served as the Company's Chief Strategy Officer. From 1996 to the present, Mr. Silverstein served as an officer of Xxplore Children's PlayCenter, Inc.a private childrens play center he founded. In 1992, Mr. Silverstein was a founding President of the Company that he left in 1996. He was appointed a Class I Director in May 2000 to fill the vacancy created by the resignation of David Lipson.

         Other Executive Officers

         Lee R. Montellaro, 54, has been the Company's Chief Financial Officer since June 1999. From February 1998 until May 1999, Mr. Montellaro was the Chief Financial Officer of Paging Management, Inc., a private reseller of paging services. From July 1997 to February 1998, Mr. Montellaro was Chief Financial Officer and Treasurer of Intek Global Corporation, a communications carrier with divisions in manufacturing, distribution and research and development. From July 1995 to July 1997, Mr. Montellaro was Managing Director of Bonnlee Associates, Inc., a private consulting organization. From October 1987 to June 1995, Mr. Montellaro was employed by The Luxcel Group, Inc. ("Luxcel"), a wireless communications company. From 1987 to 1992, Mr. Montellaro was Chief Financial Officer of Luxcel and from June 1992 to June 1995, he served as Luxcel's Chief Executive Officer. Mr. Montellaro is a certified public accountant.

Board Meetings, Committees and Compensation

         The Board met six times during the year ended December 31, 1999.

         The Board currently maintains an Audit Committee, which currently is composed of Alan W. Kaufman and Donald L. Ptalis. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, (1) recommending to the Board the appointment of independent accountants, (2) reviewing the timing, scope and results of the independent accountants' audit examination and related fees, (3) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto, (4) reviewing the scope and adequacy of internal accounting controls and internal auditing activities and (5) making recommendations to the Board with respect to significant changes in accounting policies and procedures. The Audit Committee met two times during the year ended December 31, 1999.

         The Board currently maintains a Compensation Committee, which currently is composed of Shelly Finkel and Jack N. Tobin. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, (1) reviewing and recommending to the Board the salaries, compensation and benefits of the executive officers and key employees of the Company, (2) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (3) administering the Company's stock option plans. The Compensation Committee met two times during the year ended December 31, 1999.

         The members of the Company's Board of Directors receive $500 for attending each board meeting and $250 for attending each committee meeting. In addition, on March 31st of each year during the term of the 1994 Plan, assuming that there are enough shares then available for grant under the 1994 Plan, each person who is then a non-employee director of the Company is granted immediately exercisable ten-year options to purchase 10,000 shares of Common Stock at the fair market value thereof on the date prior to the date of grant. See "Executive Compensation--1994 Performance Equity Plan."

Executive Compensation

         The following table sets forth information concerning compensation for the past three years ended December 31, 1999 for the Company's Chairman, who acts in the capacity of the Company's Chief Executive Officer, and four former executive officers (collectively, the "Named Executive Officers") whose compensation exceeded $100,000 for the year ended December 31, 1999. None of the Named Executive Officers received noncash compensation benefits having a value exceeding 10% of his cash compensation during 1997, 1998 or 1999.

--------------------------------------------------------------------------------------------------------------------
                                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                            Annual
                                                         Compensation                Long-Term Compensation
----------------------------------------- --------- ------------------------ ---------------------------------------
                                                                                  Awards              Payouts
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
                                                                                                     All Other
Name and Principal                          Year    Salary ($)     Bonus          Options          Compensation
Position During Period                                              ($)       (No. of Shares)           ($)
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
Shelly Finkel........................       1999      75,000(1)     --                  15,000(2)       --
  Chairman of the Board                     1998     121,154        --                  54,334(3)       --
                                            1997      75,000        --                 103,334(3)       --
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
Randolph Cherkas.....................       1999    197,629(4)      --                  25,000          --
  formerly President and director           1998    145,000(4)      --                 101,000          --
                                            1997        --          --                      --          --
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
Cory Eisner..........................       1999      125,000       --                   9,000          --
  formerly Vice President                   1998      125,000      10,050               35,301          --
  of Marketing                              1997      122,779       --                  25,000          --
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
Gary Liguori.............................   1999      140,312(5)    --                  21,000          --
   formerly Director of Wholesale Sales     1998       88,121       --                  24,999          --
                                            1997        --          --                      --          --
----------------------------------------- --------- ------------ ----------- ------------------ --------------------
James Franklin..........................    1999      125,000       --                   9,000          --
  formerly Chief Operating Officer          1998      131,700       --                  34,533          --
                                            1997        --          --                  25,000          --
----------------------------------------- --------- ------------ ----------- ------------------ --------------------

(1) Does not include $24,000 paid Mr. Finkel in connection with the termination of a lease agreement. See "Certain Relationships and Related Transactions - General."

(2) Does not include immediately exercisable options to purchase 100,000 shares of Common Stock granted in connection with the personal guaranty of debt financing by the Company. See "Certain Relationships and Related Transactions - General."

(3) Includes immediately exercisable options to purchase 3,334 shares of Common Stock granted pursuant to the Company's 1994 Performance Equity Plan, which provided for stock option grants to be made to each director of the Company on March 31st of 1995 through 1998. See "1994 Performance Equity Plan."

(4) Does not include amount paid to Mr. Cherkas in connection with the NATW merger described in "Certain Relationships and Related Transactions--The NATW Merger." Mr. Cherkas resigned as President and director of the Company effective December 1999. Includes $64,167 accrued and unpaid salary at December 31, 1999 that was paid to Mr. Cherkas in May 2000. See "Certain Relationships and Related Transactions - The NATW Merger."

(5) Does not include amount paid to Mr. Liguori in connection with the NATW merger described in "Certain Relationships and Related Transactions-The NATW Merger." Mr. Liguori resigned as Director of Wholesale Sales of the Company effective March 31, 2000. Includes $15,000 accrued and unpaid salary at December 31, 1999 that was paid to Mr. Liguori in May 2000. See "Certain Relationships and Related Transactions - The NATW Merger."

The following table summarizes the number of shares and the terms of stock options granted to the Named Executive Officers in 1999:

 ---------------------------------------------------------------------------------------------------------------
                              OPTION/SHARE GRANTS DURING YEAR ENDED DECEMBER 31, 1999
 ---------------------------------------- --------------------------------------- ------------------------------
                                                    Individual Grants
 ---------------------------------------- ------------------ -------------------- -------------- ---------------
  Name and Position                           Options/          % of Total          Exercise       Expiration
  During Period                                Shares          Options/Shares         Price            Date
                                               Granted           Granted to         ($/Share)
                                                                Employees in
                                                                 Fiscal Year
 ---------------------------------------- ------------------ -------------------- -------------- ---------------
  Shelly Finkel                                15,000(1)            1.5%               $.50      1/3     3/23/05
    Chairman of the Board                                                                        1/3     9/23/05
                                                                                                 1/3     9/23/06
 ---------------------------------------- ------------------ -------------------- -------------- ---------------
  Randolph Cherkas                             25,000               2.4%               $.50      1/3     3/23/05
    formerly President and director                                                              1/3     9/23/05
                                                                                                 1/3     9/23/06
---------------------------------------- ------------------ -------------------- -------------- ----------------
  Cory Eisner                                   9,000               *                  $.53      1/3     2/11/05
    formerly Vice President of                                                                   1/3     8/11/05
    Marketing                                                                                    1/3     8/11/06
---------------------------------------- ------------------ -------------------- -------------- ----------------
  Gary Liguori                                 18,000              4.5%                $.53      1/3     2/11/05
    formerly Director of Wholesale Sales                                                         1/3     8/11/05
                                                                                                 1/3     8/11/06
                                               10,000                                  $.16              2/28/05
                                                1,613                                 $2.25              2/28/05
                                                2,386                                 $2.06              2/28/05
                                                6,000                                 $2.25              2/28/05
                                                8,000                                 $1.00              2/28/05
--------------------------------------- ------------------ -------------------- -------------- -----------------
  James Franklin                                9,000               *                  $.53      1/3     2/11/05
    formerly Chief Operating Officer                                                             1/3     8/11/05
                                                                                                 1/3     8/11/06
--------------------------------------- ------------------ -------------------- -------------- -----------------

* less than 1%

(1) Does not include immediately exercisable options to purchase 100,000 shares of Common Stock granted in connection with the personal guaranty of debt financing by the Company. See "Certain Relationships and Related Transactions - General."

         The  following   table   summarizes  the  number  of  exercisable   and
unexercisable options held by the Named Executive Officers at December 31, 1999, and their value at that date if such options were in-the-money.

                                    AGGREGATE YEAR-END OPTION VALUES AT DECEMBER 31, 1999
---------------------------------------------------------------------------------------------------------------
Name and Position During Period          Number of Unexercised Options      Value of Unexercised In-the-Money
                                                at December 31, 1999        Options at December 31, 1999 ($)(1)
----------------------------------------- ------------------------------------- -------------------------------
                                             Exercisable       Unexercisable      Exercisable     Unexercisable
----------------------------------------- ------------------ ------------------ ----------------- -------------
Shelly Finkel                                  147,336               42,000            --                --
  Chairman of the Board
----------------------------------------- ------------------ ------------------ ----------------- -------------
Randolph Cherkas                                49,000               77,000            --                --
  formerly President and director
----------------------------------------- ------------------ ------------------ ----------------- -------------
Cory Eisner                                     58,969               27,000            --                --
  formerly Vice President of Marketing
----------------------------------------- ------------------ ------------------ ----------------- -------------
Gary Liguori                                    17,999               28,000            --                --
  formerly Director of Wholesale Sales
----------------------------------------- ------------------ ------------------ ----------------- -------------
James Franklin                                  33,200               35,333            --                --
  formerly Chief Operating Officer
----------------------------------------- ------------------ ------------------ -------------------------------

(1) Represents the positive difference, if any, between the aggregate market value at December 31, 1999 of the Common Stock underlying the options (based on a last sale price of $.094 on that date) and the options' aggregate exercise price.

1994 Performance Equity Plan

         In October 1994, the Board of Directors adopted, and the stockholders approved, the 1994 Plan. In July 1998, the stockholders approved an amendment to the 1994 Plan to (1) increase the number of shares of Common Stock available for issuance under the 1994 Plan from 500,000 shares to 1,500,000 shares and (2) revise the section of the 1994 Plan that provided for an annual automatic grant of options to purchase 3,334 shares of Common Stock to each director to (a) apply to only non-employee directors and (b) increase the number of options granted annually to each non-employee director from 3,334 shares to 10,000 shares. The 1994 Plan currently authorizes the granting of awards to the Company's key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1994 Plan. The 1994 Plan is administered by the Board of Directors, which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1994 Plan.

         On March 31st of each calendar year during the term of the 1994 Plan, assuming there are enough shares then available for grant under the 1994 Plan, each person who is then a non-employee director of the Company is awarded stock options to purchase 10,000 shares of the Company's Common Stock at the fair market value thereof (as determined in accordance with the 1994 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. These are the only awards which may be granted to a director of the Company under the 1994 Plan.

         Each stock option may be granted at a price determined by the Board of Directors, not to be less than 100% of the fair market value of the Common Stock on the date prior to the date of grant (or 110% of the fair market value in the case of qualified stock options granted to a holder of more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. The 1994 Plan also contains certain change in control provisions, which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any person (excluding certain stockholders of the Company) acquires beneficial ownership of more than 25% of the Company's outstanding shares of Common Stock.

         As of December 31, 1999, options to purchase 996,368 shares of Common Stock were outstanding under the 1994 Plan. At December 31, 1999, options outstanding under the 1994 Plan include options to purchase 82,336 shares held by current executive officers, at exercise prices ranging from $.53 to $17.625 per share. In addition, pursuant to the terms of the 1994 Plan, on March 31, 1995, 1996, 1997 and 1998, the Company granted to each outside director of the Company immediately exercisable ten-year options to purchase 3,334 shares for $17.625, $15.75, $11.125 and $7.3125 per share, respectively and at March 31, 1999 options to purchase 10,000 shares at an option price of $.9375. In March 2000, the Company granted to each non-employee director immediately exercisable ten-year options to purchase 10,000 shares for $1.25 per share. The exercise prices of all of the foregoing options are equal to the fair market value of the Common Stock on the date prior to the date of grant.

         In December 1999 and March, 2000, the Board of Directors authorized the replacement of 406,868 stock options issued prior to August 1999 ("Original Option"), held by employees of the Company whose employment with the Company had or will terminate, with an aggregate of 274,703 vested stock options which represents the number of Original Options that would have vested as of March 1, 2000. The option price for these stock options is the same price as the Original Option, however, these options do not terminate within three months of the employee leaving the employment of the Company but rather in 2005.

Other Options and Warrants

         In January 1998, the Company granted options to JEB Partners to purchase 60,000 shares of Common Stock at an exercise price of $6.125 per share in consideration of JEB Partners rendering consulting services to the Company. Such options are currently exercisable and will remain exercisable until January 2003.

         In April 1998, the Company completed a private placement, pursuant to which it derived net proceeds of approximately $1,135,000 through the sale of $1,250,000 promissory notes and warrants to purchase 178,573 shares of Common Stock. The warrants are exercisable through April 2001 at an initial exercise price of $7.00 per share.

         In April 1998, the Company issued to an investor, who agreed to purchase up to $2,000,000 of Common Stock or other securities at a discount to the market price of such securities, warrants to purchase 100,000 shares of Common Stock at an exercise price of $7.50 per share. The warrants are immediately exercisable and will remain exercisable until April 13, 2001. In connection with introducing this investor to the Company, the Company granted to each of Messrs. Barry Rubenstein, a stockholder of the Company, and Eli Oxenhorn options to purchase 50,000 shares of Common Stock at an exercise price of $7.125 per share. The options are currently exercisable and will remain exercisable until April 1, 2003.

         In October 1998, the Company issued to Penn Merchant warrants to purchase 30,000 shares of Common Stock until October 2003 at an exercise price of $1.625 per share in lieu of payment for the balance of monthly consulting fees owed to Penn Merchant, which aggregated approximately $78,000.

         In June 1999, in exchange for their personally guarantying a $500,000 debt financing obtained by subsidiaries of the Company, the Company issued 100,000 options to purchase common stock to each of Messrs. Eli Oxenhorn and Barry Rubenstein, a shareholder of the Company, and Mr. Shelly Finkel, Chairman and shareholder of the Company. The exercise price is $.5625, the fair market value of the common stock at the date of grant of the option, and the options expire June 17, 2004. The value of the options, calculated using the Black-Scholes option pricing model, of $92,792 was charged to additional paid in capital the year ended December 31, 1999. As of April 3, 2000 this debt has been repaid by the subsidiaries.

         In June 1999, in connection with his employment as the Company's Chief Financial Officer, Mr. Lee R. Montellaro was granted an option to acquire 320,000 shares of Common Stock. The options vest 120,000 shares at December 1, 1999, 120,000 shares at June 1, 2000, 40,000 shares June 1, 2001 and 40,000 shares June 1, 2002 and the exercise prices are $.75, $1.25, $1.75 and $2.00 respectively. In December 1999, Mr. Montellaro was granted another option, vesting April 3, 2000, to acquire 200,000 shares of common stock at an option price of $.25, a price higher than the closing price of a share of Common Stock on the date of the grant of the option. The options expire five years from date of vesting.

         During the year ended December 31, 1999 the Company granted non-qualified options to various sales representatives and sales brokers to purchase an aggregate of 64,000 shares of Common Stock at exercise prices ranging from $.14 to $.75, the fair market value of the Common Stock at the date of grant of the option. The options vest at various dates and expire five years from date of vesting. The value of those options, calculated using the Black-Scholes option-pricing model, of $2,610 was charged to additional paid in capital in the year ended December 31, 1999. At December 31, 1999, 6,500 of these options were exercisable. Also in 1999, previously issued 1994 Plan vested options to acquire 20,000 shares of Common Stock at exercise prices ranging from $7.88 to $15.00 were converted to nonqualified options because their expiration dates had been previously extended through 2004.

         In December 1999 and March 2000, the Board of Directors authorized the replacement of 40,000 non-plan options held by employees of the Company whose employment with the Company had or will terminate, with an aggregate of 35,000 vested stock options which represent the number of original options that would have vested as of March 1, 2000. The option price for these stock options is the same price as the original options, however these options do not terminate within three months of the employee leaving the employment of the Company but rather in 2005.

         At December 31, 1999, 1,781,003 non-plan options were outstanding and 1,283,670 options were exercisable. At December 31, 1999, non-plan options outstanding to purchase 730,000 shares are held by current executive officers, at exercise prices ranging from $.25 to $6.563.

         In May 2000, in connection with his employment as the Company's Cheif Strategy Officer, Mr. Paul A. Silverstein was granted an option to acquire 700,000 having the exercise price and vesting schedule as follows:

                  Exercise
     Number         Price       Vesting
     -------      ---------     -------
     250,000      $  .50        Immediate

     200,000      $  .75        At the time the closing price of the Company's
                                Common Stock on the OTC Bulletin Board equals or exceeds $4.00 for 15 consecutive trading days

     250,000      $ 1.50        At the time the closing price of the Company's
                                Common Stock on the OTC Bulletin Board equals or exceeds $7.00 for 15 consecutive trading days

         The options expire five years from date of vesting.

Option Repricing

         In January 1998, the Company reduced the exercise prices of 196,683 outstanding options to purchase Common Stock from exercise prices ranging from $7.88 to $18.38, to $6.563, the fair market value of the Common Stock on the date of such repricing. 10,000 of the repriced options are held by Shelly Finkel, Chairman of the Board. The exercise price of these options was reduced from $9.99 per share. 29,303 of the repriced options are held by David Tobin, former Vice President--Business Affairs and General Counsel. The exercise price of 16,667 options was reduced from $18.375 per share and the exercise price of 12,636 options was reduced from $7.92 per share. 16,668 of the repriced options are owned by Cory Eisner, Vice President of Marketing. The exercise price of 8,334 options was reduced from $15.00 per share, the exercise price of 3,334 options was reduced from $17.25 per share and the exercise price of 5,000 options was reduced from $7.875 per share.

Employment Agreements

         The Company has entered into employment agreements with each of Shelly Finkel, its Chairman of the Board, Paul A. Silverstein, its Chief Strategy Officer and Lee R. Montellaro, its Chief Financial Officer.

         Mr. Finkel's employment agreement, as amended, provides for a term through December 31, 2000, and requires him to devote at least 50% of his business time to the management and operations of the Company. The agreement provides for a base salary of $150,000 per annum, plus an annual cash bonus at the discretion of the Board of Directors. If Mr. Finkel is terminated without cause, he will continue to receive his salary through the remainder of his term of employment, and will be paid a cash bonus equal to the last cash bonus paid to him. If Mr. Finkel is terminated without cause after (1) the Company is sold or otherwise acquired, or (2) a party that owns no more than 5% of the voting securities of the Company acquires in one or more transactions beneficial ownership of more than 35% of such securities (a "Change of Control"), Mr. Finkel will receive all salary and bonus payments in a single lump sum payment. The agreement prohibits Mr. Finkel from competing with the Company during the term of his employment and for two years thereafter. However since August 1998, Mr. Finkel voluntarily agreed to reduce his salary from $150,000 to $75,000 per annum.

         The Company entered into a one-year employment agreement with Paul Silverstein on May ___, 2000 to serve as the Company's Chief Strategy Officer. The agreement is for a one year term ending May ___, 2001 at an annual salary of $125,000.

         Mr. Montellaro's employment agreement provides for a term through June 1, 2002. The agreement provides for a base salary of $150,000 per annum. If Mr. Montellaro is terminated without cause, he will continue to receive his base salary for one year, and will be paid a cash bonus equal to the last cash bonus paid to him, if any. The agreement prohibits Mr. Montellaro from competing with the Company during the term of his employment and for one year thereafter. On April 1, 2000 Mr. Montellaro was awarded a $50,000 bonus by the Company.

Certain Relationships and Related Transactions

General

         The Company leased space from JilJac Realty Company, a general partnership owned by Gary Wasserson, the Company's former Chief Executive Officer, which until August 1998, housed the Company's principal executive offices. The lease expired in December 1999 and provided for an annual rent of $58,344 during 1999.

         In December 1998, the Company offered holders of $3,050,000 aggregate principal amount of promissory notes acquired from the Company in December 1996 the opportunity to convert their notes into shares of Common Stock at a conversion rate of $0.968 per share and to exchange an aggregate of 683,333 common stock purchase warrants for shares of Common Stock at an exchange rate of
4.5555 warrants per share. $3,000,000 of the notes and 666,667 of the warrants were converted into an aggregate of 3,245,518 shares of Common Stock. In addition, holders that accepted this conversion offer forgave interest of approximately $14,000 due on these notes. Among these holders were Shelly Finkel, Chairman of the Board, and limited partnerships in which Barry Rubenstein, a stockholder, is either a general partner or an officer and member of a limited liability company that is a general partner. The remaining $50,000 of notes plus interest accrued were converted pursuant to the terms of the notes into an aggregate of 71,736 shares of Common Stock at a conversion rate of $.7025 per share.

         In December 1998, the Company offered holders of $2,599,750 aggregate principal amount of debentures acquired from the Company in June and September 1994 the opportunity to convert their debentures into shares of Common Stock at a conversion rate of $0.80 per share. In January 1999, holders of $2,524,750 aggregate principal amount of debentures converted their debentures into 3,155,938 shares of Common Stock. Donald Ptalis, a director of the Company, converted $50,000 of debentures into 62,500 shares of Common Stock. The Company offered the debenture holders the opportunity to convert their debentures into shares because the Company anticipated that it would not be able to pay off the principal amount of the debentures when due in June and September 1999. The remaining balance of the debentures was paid in December 1999.

         In December 1998, the Company entered into an agreement with Shelly Finkel Management ("SFM"), a company owned by Shelly Finkel, the Company's Chairman of the Board, pursuant to which, in consideration of the Company's $48,000 payment to SFM, SFM agreed to assume all of the obligations under the Company's lease for its sales office in New York and to indemnify and hold the Company harmless from all losses, costs and expenses associated with the lease arising after December 31, 1998. To date, the Company has paid SFM $24,000.

         In June 1999, in exchange for their personally guarantying a $500,000 debt financing obtained by subsidiaries of the Company, the Company issued 100,000 options to purchase common stock to each of Messrs. Eli Oxenhorn and Barry Rubenstein, a shareholder of the Company, and Mr. Shelly Finkel, Chairman and shareholder of the Company. The exercise price is $.5625, the fair market value of the common stock at the date of grant of the option, and the options expire June 17, 2004. The value of the options, calculated using the Black-Scholes option pricing model, of $92,792 was charged to additional paid in capital the year ended December 31, 1999. As of April 3, 2000 this debt has been repaid by the subsidiaries.

         David S. Tobin, son of Jack N. Tobin a director, served as outside counsel to and Secretary of the Company in 1999. During 1999 Mr. Tobin and the law firms with which he is affiliated received $152,000 in aggregate compensation, including $25,000 accrued but unpaid at December 31, 1999, for legal services rendered and payments required under a severance agreement entered into with Mr. David Tobin in 1998 in connection with his termination of employment of the Company. No other amounts are due Mr. David Tobin under the severance agreement.

         In April 2000, the Company borrowed $125,000 from Mr. Shelly Finkel, Chairman and principal shareholder of the Company at an interest rate of 8% per annum. Subject to the negotiation of a definitive agreement, including provisions regarding repayment and security for the loan, the Company borrowed the money on a demand basis.

         The terms of the foregoing transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in the Company's favor. All future transactions and loans between the Company and its officers, directors and principal stockholders or their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the then disinterested directors of the Company.

The NATW Merger

         On February 6, 1998 ("Merger Date"), the company acquired, through a merger, all of the outstanding capital stock of Networks Around the World, Inc. ("NATW"), for a purchase price comprised of (i) $2,000,000 in cash, (ii) an aggregate of 505,618 shares of common stock and (iii) $1,000,000 aggregate principal amount of promissory notes ("NATW Notes"), secured by substantially all of the assets of NATW. In addition, the Company was required to pay an Earn Out up to $2,0000,000 (the "Earn Out") in additional consideration to Randy Charkas, the Company's former President and a former shareholder of NATW, if certain sales and financial objectives were achieved. For the year ended December 31, 1999 and 1998, $702,455 and $838,900 respectively of the Earn Out has been recorded as additional consideration. In April 1998, the former shareholders agreed to defer payment of an aggregate of $1,000,000 of NATW Notes and Earn Out from 1998 to January 1999. In December 1998, Randy Cherkas preliminarily agreed to convert his NATW Notes into Common Stock. The conversion of the NATW Notes into 769,750 shares of Common Stock occurred in March 2000 after deducting from the NATW Notes $376,185, which represents a reimbursement to the Company of amounts due it under an indemnity contained in the NATW merger agreement (see below). From the consummation of the NATW merger in February 1998 through the date of the Assignment Agreement (defined below), the Company has paid Mr. Cherkas $341,355 of the aggregate amount of $1,541,355 owed to him during that period under the Earn Out. The remaining balance due Mr. Cherkas under the Earn Out is now payable to him in accordance with the Assignment Agreement as hereinafter defined.

         As a result of the Company's subsidiaries' long history of losses in the prepaid phone card business, coupled with an increasingly competitive environment, the Company's Board of Directors in the third quarter of 1999 adopted a plan to discontinue and sell the prepaid phone card business. To facilitate the possible sale of the phone card assets, certain of the Company's subsidiaries have filed voluntary petitions with the U.S. Bankruptcy Court for the District of Delaware ("Court") under Chapter 11 of the U.S. Bankruptcy Code on October 28, 1999. The subsidiaries of the Company that filed for Court protection are Global Link Telecom Corporation, GTS Holding Corp., Inc., TelTime, Inc., Network Services System, Inc., Network Services System, L.P., GTS Marketing, Inc., Global Telecommunication Solutions, L.P., Networks Around the World, Inc. and Centerpiece Communications, Inc. (collectively the "Debtors").

         On January 31, 2000, the Debtors entered into an agreement ("Purchase Agreement") to sell substantially all of their assets to J D Services, Inc. ("J D Services"). The sale transaction was consummated effective April 1, 2000 pursuant to an order of the Court. Under the terms of the Purchase Agreement, J D Services will pay an aggregate of $2.1 million as follows: (i) forgiveness of $750,000 debtor-in-possession financing previously provided to the Debtors and
(ii) assumption of Debtor's obligations to provide telecommunications services to previously activated phone cards ("Deferred Liability"). The Purchase Agreement also provides that should the Deferred Liability be determined to be less than $1.35 million, the Debtors shall be due the difference ("True-up Amount").

         A condition of the Purchase Agreement required that certain agreements, including non-compete agreements among the Company, Debtors and Messrs. Cherkas and Liguori be assigned to J D Services. These agreements with Messrs. Cherkas and Liguori where entered into in connection with the Company's acquisition of NATW in February 1998. To accomplish this assignment, defaults by the Company and the Debtors under the various agreements had to be cured. With respect to Messrs. Cherkas and Liguori, the Company and Debtors entered into an Agreement Regarding The Assignment of Contacts, Cure Amounts and Related Matters on March 7, 2000, which was approved by the Court on March 22, 2000 ("Assignment Agreement"). Under the terms of the Assignment Agreement, the Company, on May 3, 2000, paid Mr. Liguori $15,000 in unpaid bonuses due him and delivered 50,000 shares of Common Stock. Also, on May 3, 2000, the Company paid Mr. Cherkas $94,000; $64,000 for accrued but unpaid salary and $30,000 for reimbursement of legal fees. As provide by the Assignment Agreement, the Debtors paid Mr. Liguori, on May 3, 2000, $110,000 in full payment of the note, and related interest, issued with the acquisition of NATW.

         With respect to approximately $1.2 million which remains due Mr. Cherkas under the Earn Out, under the Assignment Agreement he has agreed to release the Company and the Debtors if he receives a minimum payment of $700,000, paid as discussed below, by October 7, 2000. To the extent he does not receive the minimum payment of

$700,000, the amount due him by the Company shall be $1.2 million less any payments he receives under the Assignment Agreement.

         The Assignment Agreement provides that Mr. Cherkas shall receive the following amounts, if any:

         o    The True-up Amount not to exceed $500,000
         o 70% of the amount of the Debtors' available cash remaining after deduction amount for unpaid accrued Administrative Claims.
         o At the election of the Company, an amount equal to the difference between $700,000 and the amounts otherwise paid him under the Assignment Agreement.

         In connection with the NATW merger, the Company entered into an employment agreement with Randolph Cherkas, the President of NATW, who was appointed President and a director of the Company. Mr. Cherkas resigned these positions in December 1999, and his employment with the Company terminated effective the date of the sale of the Debtors' assets.

         The Company also entered into an employment agreement with Gary Liguori, the Vice President of NATW, who was appointed the Director of Wholesale Sales of the Company. Mr. Liguori's employment with the Company terminated effective the date of the sale of the Debtors' assets.

         Pursuant to the merger agreement, the Company granted piggyback registration rights to Messrs. Cherkas and Liguori. Each of them also executed a lock-up agreement (1) prohibiting the sale of such shares for one year after the closing date and (2) limiting the number of shares that can be sold by each to 25% of the shares acquired in connection with the NATW merger during any calendar quarter during the one year period thereafter.

The CCI Merger

         Also on the Merger Date, the Company acquired, through a merger, all of the outstanding capital stock of Centerpiece Communications, Inc. ("CCI") for a purchase price comprised of (1) $1,500,000 in cash, (2) 401,284 shares of Common Stock, of which 47,891 shares were subsequently contributed back to the Company (see below) and (3) a $1,000,000 aggregate principal amount promissory note ("CCI Note"), secured by substantially all of the assets of CCI. The CCI Note accrued interest at a rate of 8% per annum and was originally payable as follows: (1) $250,000 plus interest accrued thereon on October 31, 1998, (2) $250,000 plus interest accrued thereon on January 1, 1999 and (3) four equal payments of $125,000, plus interest accrued thereon, on April 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. In April 1998, the former shareholder of CCI agreed to defer payment of $250,000 of the CCI Note, plus interest, from October 31, 1998 to January 1999. In November 1998, the CCI Note was converted into Common Stock as described below.

         In connection with the merger, the Company entered into an employment agreement with Mr. Rubenstein, the President of CCI, who was appointed the Vice President--Wholesale Sales and a director of the Company. In November 1998, the Company terminated Mr. Rubenstein's employment agreement, which was to expire on December 31, 2000. Mr. Rubenstein's annual base compensation at the time his employment ceased was $150,000. Pursuant to a termination agreement, Mr. Rubenstein received approximately $150,000 in severance payments.

         In connection with Mr. Rubenstein's departure and in full satisfaction of his and the Company's obligations to each other, Mr. Rubenstein sold an aggregate of 353,393 shares of Common Stock and the CCI Note for an aggregate purchase price of $575,000. Among the purchasers were Shelly Finkel, Chairman of the Board of the Company, Michael Hoppman, former Chief Financial Officer of the Company, and Barry Rubenstein, a stockholder (no relation to J. Mark Rubenstein). Mr. Rubenstein also contributed back to the Company 47,891 shares of Common Stock with a fair market value of $69,867 in consideration of $298,364 that he owed to the Company relating to Access Telecom as described below. The reserve for the loss on the settlement of $229,497 was recorded in the Company's financial statements for the year ended December 31, 1998. After the group of investors purchased the CCI Note and shares from Mr.

Rubenstein, they accepted the Company's offer to convert the principal amount of the CCI Note into 813,008 shares of Common Stock at a conversion rate of $1.23 per share.

Agreements Relating to Access Telecom

         Pursuant to the respective merger agreements, the Company and the former shareholders of NATW and CCI agreed to share certain costs related to any underlying carrier's failure to provide telecommunications services to phone cards purchased by NATW and CCI prior to the mergers. In February 1998, Access Telecom, a primary provider of telecommunications services to NATW and CCI prior to and after the respective mergers, ceased providing such services to the prepaid phone cards that it had sold to each of NATW and CCI, despite receiving payment for substantially all of the phone cards. The cost to provide telecommunications services related to such cards aggregated $1,761,097 during the year ended December 31, 1998. Of this cost, $376,185 and $298,364 of the estimated costs have been allocated to the former shareholders pursuant to indemnification arrangements.

         Pursuant to the respective merger agreements, the purchase price was adjusted subsequent to the Merger Date by an amount equal to cash of the acquired companies plus the net realizable value of accounts receivable of the acquired companies minus current liabilities of the acquired companies as of the Merger Date. In November 1998, the Company and the former shareholder of CCI reached a settlement on the amount due to the Company related to Access. Pursuant to the terms of the merger agreement, the former shareholder contributed back to the Company 47,891 shares of Common Stock issued as part of the merger consideration with a fair market value of $69,867 in consideration of $298,364 that he owned to the Company. The loss on the settlement of $228,497 was recorded as an expense for the year ended December 31, 1998.

    PROPOSAL II: APPROVAL OF AN AMENDMENT TO THE 1994 PERFORMANCE EQUITY PLAN

         In October 1994, the Board adopted, and the stockholders approved, the 1994 Plan. The 1994 Plan currently authorizes the granting of awards of up to 1,500,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. On May 4, 1999, the Board approved an amendment to the 1994 Plan to increase the number of shares of Common Stock available thereunder from 1,500,000 to 3,500,000, subject to approval by the Company's stockholders at the Annual Meeting. As of December 31, 1999, there are outstanding options granted under the 1994 Plan to purchase an aggregate of 996,368 shares of Common Stock. Without giving effect to the proposed amendment, there are 503,632 shares of Common Stock currently available for future grant under the 1994 Plan. The Board believes that the increase in the shares available for issuance upon exercise of options granted or which may be granted under the 1994 Plan is necessary to continue to allow the Company to use stock options to attract and retain employees and consultants of the highest caliber and provide increased incentive for them to continue to promote the well-being of the Company through the grant of options, which acquire value only with an increase in the market value of the Company's Common Stock.

Summary of the 1994 Plan

         Administration

         The 1994 Plan is administered by the Board or, at its discretion, by the Compensation Committee. The Board has full authority, subject to the provisions of the 1994 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) other stock-based awards (collectively "Awards"). Subject to the provisions of the 1994 Plan, the Board determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Board of any provisions of, and the determination by the Board of any questions arising under, the 1994 Plan, or any rule or regulation established by the Board pursuant to the 1994 Plan, shall be final, conclusive and binding on all persons interested in the 1994 Plan. Awards under the 1994 Plan are evidenced by agreements between the Company and the Participants.

         Shares Subject to the 1994 Plan

         The 1994 Plan, as amended, authorizes the granting of Awards whose exercise would allow up to an aggregate of 3,500,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 1994 Plan, the shares of Common Stock authorized by the 1994 Plan are subject to adjustment by the Board in the event of a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Company's Common Stock, as a class. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock. If any Award granted under the 1994 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 1994 Plan.

         Eligibility

         Subject to the provisions of the 1994 Plan, Awards may be granted to key employees, officers, directors, consultants and sales representatives who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options may be awarded only to persons who, at the time of such awards, are employees of the Company or its wholly- or majority-owned subsidiaries ("Subsidiaries").

         On March 31st of each year during the term of the 1994 Plan, assuming there are enough shares then available for grant under the 1994 Plan, each person who is then a non-employee director of the Company is awarded a stock option to purchase 10,000 shares of Common Stock at the fair market value thereof (as determined in the accordance with the 1994 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. These are the only awards which may be granted to a non-employee director of the Company under the 1994 Plan.

         Holding Period

         Any equity security issued under the 1994 Plan must be held for at least six months from the date of the grant of the related Award.

         Types of Awards

         Options. The 1994 Plan provides both for "Incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-qualified Options"), both of which may be granted with any other stock based award under the 1994 Plan. The Board will determine the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively "Options"). The exercise price of an Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). An Incentive Option may only be granted within a 10-year period from the date the 1994 Plan was adopted and approved and may only be exercised within 10 years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Board may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, in cash or in the discretion of the Board, in securities of the Company, or any combination thereof.

         Options granted under the 1994 Plan are generally exercisable only by the Holder during his or her lifetime. The Options granted under the 1994 Plan may not be transferred other than by will or by the laws of descent and distribution, except that the Board may in its sole discretion allow a Non-qualified Option to be transferable, subject to compliance with applicable securities laws.

         Generally, if the Holder is an employee, no Incentive Option, or any portion thereof, granted under the 1994 Plan may be exercised by the Holder unless he or she is employed by the Company or a Subsidiary at the time of the exercise and has been so employed continuously from the time the Incentive Option was granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her Incentive Option for a period of one year (or such other lesser period as the Board may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Incentive Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Incentive Option for a period of one year from death (or such other greater or lesser period as the Board specifies at the time of grant) or until the expiration of the stated term of the Incentive Option, whichever is shorter. Further, if the Holder's employment is terminated without cause or due to normal retirement (upon attaining the age of
65), then the portion of any Incentive Option which has vested by the date of such retirement or termination may be exercised for the lesser of three months after retirement or termination or the balance of the Incentive Option's term. The Board is afforded more flexibility with respect to the terms of Non-qualified Options, since such options are not subject to Code requirements.

         Other. The Board may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the 1994 Plan, or may grant SARs on a free-standing basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or Common Stock as determined by the Board) equal to the excess fair market value of one share of Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR. Additionally, the Board may award shares of Restricted Stock, Deferred Stock and other stock-based awards either alone or in addition to, or in tandem with, other Awards granted under the 1994 Plan.

         Stock Reload Options. The Board may grant Stock Reload Options in conjunction with any Option granted under the 1994 Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method), to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option.

         Acceleration of Award Vesting

         Generally, under the 1994 Plan, if (i) any person or entity other than the Company and/or any stockholders of the Company as of the date the 1994 Plan was adopted acquires securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the 1994 Plan will be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all shares of Common Stock subject to such Options and awards on the terms set forth in the 1994 Plan and the respective agreements respecting such Options and awards.

         Withholding Taxes

         Upon the exercise of any Award granted under the 1994 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 1994 Plan and at the discretion of the Board, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

         Term and Amendments

         Unless terminated by the Board, the 1994 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1994 Plan are no longer outstanding. The Board may at any time, and from time to time, amend the 1994 Plan, except that no amendment may be made which would impair the rights of any Holder of an existing Option or other Award without such Holder's consent.

         Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the 1994 Plan is only a summary of the general rules applicable to the grant and exercise of Options and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1994 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Options

         The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

         If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-qualified Options

         With respect to Non-qualified Options (i) upon grant of the option, the Participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

         If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such

Participant timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

         Stock Appreciation Rights

         Upon the grant of a SAR, the Participant recognizes no taxable income and the Company receives no deduction. The Participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

     PROPOSAL III: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO GLOBAL ITECHNOLOGY, INC.

         The Company's Board of Directors adopted a plan to discontinue and sell the prepaid phone card business in the third quarter of 1999 as a result of the Company's subsidiaries long history of losses in this line of business and an increasingly competitive environment.

         The Company intends to focus on developing, operating, and entering into strategic relationships with companies to implement promotional and other direct marketing services utilizing telephony, the Internet and wireless communication technologies. The first of such investments is the Company's investment in Enticent.com, Inc. Additionally, the Company intends to be a vehicle to take advantage of business opportunities that the Company's management believes are in the best interest of the stockholders.

         In March 2000 the Board of Directors, subject to stockholder approval, approved changing the Company's name from "Global Telecommunication Solutions, Inc." to Global iTechnology, Inc." which management believes better reflects the Company's plans for the future.

                              INDEPENDENT AUDITORS

         Wiss & Company, LLP served as the Company's independent certified public accountants for the year ended December 31, 1999. The Board has selected Wiss & Company LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. A representative of Wiss & Company LLP will have the opportunity to address the stockholders if such representative so desires and is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions from stockholders.

                           2000 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York by February 1, 2001. Pursuant to Rule 14a-4 promulgated by the Commission, stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2000 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in New York, New York at a reasonable time prior to this meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The  cost of proxy  solicitations  will be  borne  by the  Company.  In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and may reimburse them for reasonable expenses related thereto. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, the Company will be required to pay such firm reasonable fees and reimburse expenses incurred by such firm in the rendering of such solicitation services.



                                                         David S. Tobin
                                                         Secretary

New York, New York
June 1, 2000

                GLOBAL TELECOMMUNICATION SOLUTIONS, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on June 29, 2000

PROXY The undersigned stockholder(s) of GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("Company"), hereby appoints Shelly Finkel and Lee R. Montellaro, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 29, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

         1. Election of the following Class II Directors: Alan W. Kaufman and Donald L. Ptalis and Class III Director: Jack N. Tobin.

                        FOR  [ ]  WITHHELD  [ ]


         (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)


         -----------------------------------------------------------------------

         2. Approval of an amendment to the Company's 1994 Performance Equity
         Plan:

                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

         3. Approval of an Amendment to the Company' Certificate of Incorporation to change the Company's Name to Global iTechnology, Inc.

                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

         4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

[ ]      I plan on attending the Annual Meeting.

                                        Dated  ___________________________, 2000


                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                 Signature if held jointly


                                        Please  sign  exactly  as  name  appears
                                        above.  When  shares  are  held by joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give full
                                        title as such. If a corporation,  please
                                        sign in full corporate name by President
                                        or  other  authorized   officer.   If  a
                                        partnership, please sign in partnership name by authorized person.